Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC. ANNOUNCES

THIRD QUARTER 2020 RESULTS

THE WOODLANDS, Texas, November 3, 2020 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) today announced third quarter 2020 results.

Third quarter 2020 revenue of $153 million decreased 21% from the second quarter of 2020 and compares to a 36% decline in US onshore rig activity. Net loss before discontinued operations for the third quarter of 2020 was $21 million, inclusive of $2.9 million of non-recurring charges and expenses. This compares to a net loss before discontinued operations of $37 million in the second quarter of 2020, inclusive of $20.9 million of non-recurring charges and expenses. Net loss per share attributable to TETRA stockholders in the third quarter of 2020 was $0.10.  Excluding the non-recurring charges and expenses, the net loss per share attributable to TETRA stockholders was $0.09. Consolidated Adjusted EBITDA before discontinued operations was $30.3 million and compares to $35.3 million in the second quarter of 2020. Consolidated cash provided by operating activities in the third quarter of 2020 was $4.4 million, compared to $38.2 million in the second quarter of 2020. TETRA only cash from operating activities was $8.9 million, compared to $33.4 million in the second quarter of 2020, while TETRA only adjusted free cash flow from continuing operations was $7.7 million, compared to $31.2 million in the second quarter of 2020.

 Financial Highlights

•	Completion Fluids & Products income before taxes was $11.8 million, or 22.6% of revenue, while Adjusted EBITDA was $13.9 million, or 26.8% of revenue.

•	Water & Flowback Services loss before taxes was $7.7 million, while Adjusted EBITDA was positive at $35,000 despite North America land completion activity hitting historical lows during the quarter.

•	Compression loss before taxes was $11.3 million, or (14.3)% of revenue, while Adjusted EBITDA was $22.9 million, or 29.0% of revenue.

•

TETRA only adjusted third quarter free cash flow from continuing operations was $7.7 million, which is the sixth quarter in a row with positive TETRA only adjusted free cash flow.  TETRA only cash from operating activities for the nine months ended September 30, 2020 was $51.1 million. TETRA only adjusted free cash flow for the first nine months of 2020 is $43.5 million, an improvement of $66.6M over the same period a year ago.

This press release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”): Adjusted earnings per share attributable to TETRA stockholders, Adjusted EBITDA, and Adjusted EBITDA Margin (Adjusted EBITDA as a percent of revenue) on consolidated and segment basis, Adjusted income (loss) before tax, TETRA-only adjusted free cash flow from continuing operations, and net debt.  Please see Schedules E through K for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Brady Murphy, TETRA’s Chief Executive Officer, stated, “Third quarter activity continued to decline from the impacts of COVID-19 while hurricanes in the Gulf of Mexico added to this challenging environment.  Despite these challenges we continued to deliver strong Adjusted EBITDA margins of 26.8% for our Completion Fluids & Products Segment and 29.0% for our Compression Segment.  Additionally, our onshore Water and Flowback Services segment remained Adjusted EBITDA positive despite a historic decline on US onshore completion activity levels.  All these contributed towards another quarter where we generated positive free cash flow despite the headwinds faced by our industry.  I am pleased with our team’s focus on executing the plans we have put in place to mitigate the unprecedented market challenges.  Our vertically integrated fluids model and introduction of automation and technology for the onshore businesses has allowed us to perform well relative to the market and continue to deliver cost effective solutions to our customers.  Consolidated Adjusted EBITDA margins before discontinued operations improved 150 basis points compared to the second quarter of 2020 despite revenue decreasing 21% sequentially. Completion Fluids & Products segment and the Compression segment improved Adjusted EBITDA margins both sequentially and year on year.  Water & Flowback Services revenue decreased 13% in the third quarter compared to the second quarter but activity in September and for the balance of the year is showing a meaningful increase as incremental frac crews are deployed. By being disciplined on capital spending while continuing to aggressively manage working capital, we generated positive TETRA Only adjusted free cash flow for the sixth consecutive quarter.

"Completion Fluids & Products segment third quarter income before tax margin was 22.6% while Adjusted EBITDA margin was 26.8% despite revenue decreasing sequentially 27%.  The revenue drop was mainly due to the seasonality of the Northern European business, which peaks in the second quarter of each year, and from delays in Gulf of Mexico projects due to the two hurricanes that occurred in the third quarter.  Our vertically integrated business model and diverse revenue stream continues to produce strong Adjusted EBITDA margins at or above our internal targets. Higher international sales, mainly in the Middle East and Europe, offset weaker Gulf of Mexico activity. During the third quarter our Lake Charles calcium chloride chemical plant production was impacted by hurricane Laura, however we have been able to meet our customer needs by fulfilling orders from other facilities, mitigating any potential negative impact.

"Water & Flowback Services third quarter 2020 revenue of $21.5 million, decreased 13% from the second quarter of 2020 and compares to the 36% decrease in U.S. onshore rig activity. Through ongoing cost management, aggressive deployment of new technologies and focus on automation and remote monitoring, third quarter Adjusted EBITDA was slightly above breakeven despite the lower revenue. Our BlueLinxTM automated control system solution continues to be deployed on all of our integrated water management projects.  The number of integrated projects increased progressively throughout the quarter.  In September, 63% of our water management projects were integrated projects, and we expect this to increase further as activity slowly recovers in North America. Through most of the quarter, we achieved maximum utilization for our TETRA SandStormTM Advanced Cyclone Technology (“SandStorm”) for sand separation, while continuously introducing this technology to new customers.  As an example, in the third quarter 2020, we were asked by a new customer in the Appalachian region to trial our SandStormTM head-to-head against their current service provider’s technology.  During this trial, SandStorm was able to achieve 99.4% sand filtration, far exceeding their existing solution, with zero wash downstream and at peak rate of 40Mscfpd.  We are now working with this customer to displace our competitor’s technology. Furthermore, these results showcase that our SandStorm technology works equally well on high pressure gas wells as it does in liquid plays.

“Our Compression segment’s performance for third quarter 2020 was in line with our expectations with a loss before taxes of $11.3 million and Adjusted EBITDA of $22.9 million. Compression Services gross margins decreased sequentially by 200 basis points mainly due to revenue decreasing 5% sequentially.  Utilization declined from 82.1% at the end of the second quarter of 2020 to 80.3% at the end of the third quarter.  We exited the third quarter of 2020 with only 8% of our US domestic fleet on standby rates, compared to a high of 20% during the second quarter, a major improvement as most of our large, well-capitalized customers started bringing wells back online. Aftermarket Services gross margins modestly improved 20 basis points sequentially despite a 12% decline in revenue.  Aftermarket Services should gain momentum in 2021 as customers deferred maintenance in 2020 due to capital constraints. CSI Compressco completed the sale of their Midland, Texas fabrication facility and real estate in July for $17 million in gross cash proceeds.  CSI Compressco announced that it has completed or expects to complete the sale of non-strategic and underutilized assets in three separate transactions for a total of $13 million during the third and fourth quarters of this year, further strengthening its liquidity.

A summary of key financial metrics for the third quarter are as follows:

Third Quarter 2020 Results
	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019
	(In Thousands, Except per Share Amounts)
Revenue	$152,601	$192,441	$245,947
Loss before discontinued operations	(21,425)	(37,130)	(9,079)
Adjusted EBITDA before discontinued operations	30,302	35,259	46,157
GAAP EPS before discontinued operations attributable to TETRA stockholders	(0.10)	(0.17)	(0.06)
Adjusted EPS attributable to TETRA stockholders	(0.09)	(0.09)	(0.02)
GAAP net cash provided (used) by operating activities	4,440	38,211	46,605
TETRA only adjusted free cash flow from continuing operations	$7,672	$31,187	$9,749

Operating Segments

Completion Fluids & Products Division

Completion Fluids & Products revenue was $52.0 million in the third quarter of 2020, a decrease of 27% from the second quarter of 2020, primarily driven by decreased activity in the Gulf of Mexico and reflects the seasonally high second quarter Northern European industrial sales. Completion Fluids & Products income before taxes was $11.8 million in the third quarter (22.6% of revenue), and adjusted income before taxes was $12.5 million (24.0% of revenue).  Adjusted EBITDA of $13.9 million (26.8% of revenue - a 110 basis point sequential increase) decreased by $4.4 million sequentially.

Water & Flowback Services Division

Water & Flowback Services third quarter 2020 revenue of $21.5 million decreased 13% from the second quarter of 2020, driven by the reduction in U.S. land activity.  Water & Flowback Services loss before tax was $7.7 million, primarily due to extremely low activity across all US land basins, where frac spread counts bottomed out at approximately 70, down from the peak of approximately 298 in the first quarter.  The frac crew count is currently estimated to be 120.  Adjusted EBITDA decreased $0.4 million sequentially to slightly above breakeven. With the continued success of implementing our technology and automation to meet our customer’s needs, we continue to gain market share and expand our customer base.

Compression Division

Third quarter Compression revenue decreased 18% from the second quarter of 2020 driven by lower equipment sales. Compression Services gross margins decreased 200 basis points from the second quarter of 2020. Overall fleet utilization was 80.3%, down from 82.1% at the end of the second quarter.  As of September 30, 2020, total active operating horsepower decreased 25,758 sequentially from 967,505 in the second quarter to 941,747. Net loss before taxes was $11.3 million, an improvement of $11.7 million sequentially.  Third quarter 2020 Adjusted EBITDA of $22.9 million decreased 13% from the second quarter of 2020.

Free Cash Flow and Balance Sheet

During the third quarter of 2020, consolidated cash provided by operations was $4.4 million.  TETRA only adjusted free cash flow from continuing operations was $7.7 million. TETRA only adjusted free cash flow has now been positive for six consecutive quarters reflecting aggressive management of operating cost and working capital. Year-to-date adjusted free cash flow for TETRA Only is $43.5 million, an improvement of $66.6 million over the same period a year ago.  TETRA Only liquidity at the end of third quarter 2020 was $84 million, an improvement of $22 million from the same period last year, positioning the Company to safely maneuver through this downturn. TETRA only liquidity is defined as unrestricted cash on hand plus availability under our revolving credit facility.

Consolidated total debt was $843 million while consolidated net debt was $768 million.  TETRA only net debt is $148 million.  At the end of the third quarter TETRA Only non-restricted cash was $59 million.  Schedules D and H summarizes consolidated cash and debt for TETRA on a consolidated basis and for TETRA Only (excluding CSI Compressco).  TETRA’s debt agreements do not include any cross defaults or cross guarantees for CSI Compressco’s debt.

Non-recurring charges and expenses items

Non-recurring charges and expenses including discontinued operations incurred in the third quarter, as detailed on Schedule F, include $2.9 million of restructuring expenses and severance, $0.1 million of asset impairments and $0.1 million of other income.

Conference Call

TETRA will host a conference call to discuss these results today, November 3, 2020, at 9:30 a.m. Eastern Time. The phone number for the call is 1-888-347-5303. The conference call will also be available by live audio webcast and may be accessed through the Company's website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529 conference number 10148819, for one week following the conference call and the archived webcast will be available through the Company's website for thirty days following the conference call.

Investor Contact

For further information: Elijio Serrano, CFO, TETRA Technologies, Inc., The Woodlands, Texas, Phone: 281.367.1983, www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Long-Term Debt

Schedule E: Statement Regarding Use of Non-GAAP Financial Measures

Schedule F: Special Items

Schedule G: Non-GAAP Reconciliation to GAAP Financials

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule J: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow From Continuing Operations

Schedule K: Non-GAAP Reconciliation to TETRA Adjusted EBITDA Margins and Adjusted Income (Loss) Before Tax Margins

Company Overview and Forward-Looking Statements

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, and compression services and equipment.  TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

Cautionary Statement Regarding Forward Looking Statements

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “see,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning economic and operating conditions that are outside of our control, including the trading price of our common stock; the current significant surplus in the supply of oil and the ability of the OPEC and other oil producing nations to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently, which is negatively impacting our business; the availability of adequate sources of capital to us; expected customer drilling activity, resumption of shut-in oil production and capital spending and maintenance spending for 2020 and 2021, the planned sale of idle compression equipment; the availability of raw materials and labor at reasonable prices; risks related to acquisitions and our growth strategy; restrictions under our debt agreements and the consequences of any failure to comply with debt covenants; the effect and results of litigation, regulatory matters, settlements, audits, assessments, and contingencies; risks related to our foreign operations; information technology risks including the risk of cyber-attacks; the severity and duration of the COVID-19 pandemic and related economic repercussions and the resulting negative impact on the demand for oil and gas; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts, and supply chain disruptions; other global or national health concerns; and projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended			Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
	(In Thousands, Except per Share Amounts)
Revenues	$152,601	$192,441	$245,947	$567,984	$778,471

Cost of sales, services, and rentals	102,982	133,892	170,313	385,568	553,709
Depreciation, amortization, and accretion	29,604	29,842	30,867	88,906	93,312
Impairments and other charges	97	8,977	849	14,445	3,306
Insurance recoveries	(52)	(591)	(1,042)	(643)	(1,392)
Total cost of revenues	132,631	172,120	200,987	488,276	648,935
Gross profit	19,970	20,321	44,960	79,708	129,536

General and administrative expense	25,256	34,014	34,926	88,807	105,498
Interest expense, net	17,631	17,586	18,146	53,073	55,054
Warrants fair value adjustment (income) expense	—	11	78	(327)	(1,035)
CCLP Series A Preferred Units fair value adjustment expense	—	—	—	—	1,309
Other (income) expense, net	(2,137)	3,839	(690)	2,141	(1,014)
Loss before taxes and discontinued operations	(20,780)	(35,129)	(7,500)	(64,986)	(30,276)
Provision for income taxes	645	2,001	1,579	3,800	5,678
Loss before discontinued operations	(21,425)	(37,130)	(9,079)	(68,786)	(35,954)
Discontinued operations:
Loss from discontinued operations, net of taxes	(173)	163	(9,130)	(155)	(9,901)
Net loss	(21,598)	(36,967)	(18,209)	(68,941)	(45,855)
Less: loss attributable to noncontrolling interest	8,296	15,712	2,378	32,833	12,273
Net loss attributable to TETRA stockholders	$(13,302)	$(21,255)	$(15,831)	$(36,108)	$(33,582)

Basic per share information:
Loss before discontinued operations attributable to TETRA stockholders	$(0.10)	$(0.17)	$(0.06)	$(0.29)	$(0.19)
Loss from discontinued operations attributable to TETRA stockholders	$0.00	$0.00	$(0.07)	$0.00	$(0.08)
Net loss attributable to TETRA stockholders	$(0.10)	$(0.17)	$(0.13)	$(0.29)	$(0.27)
Weighted average shares outstanding	125,893	125,886	125,568	125,789	125,620

Diluted per share information:
Loss before discontinued operations attributable to TETRA stockholders	$(0.10)	$(0.17)	$(0.06)	$(0.29)	$(0.19)
Loss from discontinued operations attributable to TETRA stockholders	$0.00	$0.00	$(0.07)	$0.00	$(0.08)
Net loss attributable to TETRA stockholders	$(0.10)	$(0.17)	$(0.13)	$(0.29)	$(0.27)
Weighted average shares outstanding	125,893	125,886	125,568	125,789	125,620

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended			Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
	(In Thousands)
Revenues by segment:
Completion Fluids & Products Division	$51,950	$71,346	$59,340	$198,533	$200,688
Water & Flowback Services Division	21,534	24,723	72,841	103,724	224,643
Compression Division	79,117	96,372	113,766	265,727	353,140
Eliminations and other	—	—	—	—	—
Total revenues	$152,601	$192,441	$245,947	$567,984	$778,471

Gross profit (loss) by segment:
Completion Fluids & Products Division	$16,196	$20,819	$16,181	$62,979	$46,653
Water & Flowback Services Division	(5,714)	(4,836)	8,236	(7,283)	24,577
Compression Division	9,755	4,511	20,710	24,645	58,804
Corporate overhead and eliminations	(267)	(173)	(167)	(633)	(498)
Total gross profit	$19,970	$20,321	$44,960	$79,708	$129,536

Income (loss) before taxes by segment:
Completion Fluids & Products Division	$11,756	$13,202	$11,318	$44,354	$32,118
Water & Flowback Services Division	(7,746)	(8,418)	2,578	(18,408)	7,269
Compression Division	(11,321)	(23,006)	(3,464)	(47,117)	(14,748)
Corporate overhead and eliminations	(13,469)	(16,907)	(17,932)	(43,815)	(54,915)
Total income (loss) before taxes	$(20,780)	$(35,129)	$(7,500)	$(64,986)	$(30,276)

Please note that the above results by Segment include special charges and expenses. Please see Schedule F for details of those special charges and expenses.

(1)	Excludes discontinued operations

Schedule C: Consolidated Balance Sheet (September 30, 2020 Unaudited)

	September 30, 2020	December 31, 2019
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$75,165	$17,704
Accounts receivable, net	108,222	175,918
Inventories	113,020	136,510
Other current assets	21,235	21,222
PP&E, net	674,568	758,637
Operating lease right-of-use assets	78,867	68,131
Other assets	90,463	93,800
Total assets	$1,161,540	$1,271,922

Liabilities of discontinued operations	$1,852	$2,098
Other current liabilities	130,216	186,625
Long-term debt (1)	843,216	842,871
Long-term portion of asset retirement obligations	12,973	12,762
Warrants liability	123	449
Operating lease liabilities	64,200	53,919
Other long-term liabilities	13,785	10,372
Equity	95,175	162,826
Total liabilities and equity	$1,161,540	$1,271,922

(1) Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt (Unaudited)

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under an asset-based bank credit agreement and a term credit agreement, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate asset-based bank credit agreement and two series of senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	September 30, 2020	December 31, 2019	September 30, 2019
	(In Thousands)
TETRA
Asset-Based Credit Agreement	$—	$—	$8,585
Term Credit Agreement	206,273	204,633	204,112
TETRA total debt	206,273	204,633	212,697
Less current portion	—	—	—
TETRA total long-term debt	$206,273	$204,633	$212,697

CSI Compressco LP
CCLP Credit Agreement	—	2,622	10,559
7.25% Senior Notes	79,893	291,444	291,028
7.50% Senior Notes	399,640	344,172	343,988
Second Lien Notes	157,410	—	—
Total debt	636,943	638,238	645,575
Less current portion	—	—	—
CCLP total long-term debt	$636,943	$638,238	$645,575
Consolidated total long-term debt	$843,216	$842,871	$858,272

Schedule E: Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release may include the following non-GAAP financial measures for the Company: net debt; adjusted consolidated and segment income (loss) before taxes and special charges; adjusted diluted earnings (loss) per share before discontinued operations; consolidated and segment adjusted EBITDA; net income (loss) before taxes, Adjusted income (loss) before tax, Adjusted income (loss) before tax as a % of revenue, TETRA only adjusted free cash flow and TETRA only free cash flow from continuing operations; and segment adjusted EBITDA as a percent of revenue (“Adjusted EBITDA margin”). The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the Segment’s) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share before discontinued operations is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits). Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and certain non-cash charges and non-recurring adjustments. Adjusted EBITDA before discontinued operations (and Adjusted EBITDA margin) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Adjusted income before tax is defined as earnings (loss) before interest, taxes, impairments and certain non-cash charges and non-recurring adjustments.  Adjusted income before tax (and Adjusted income before tax as a percent of revenue or Adjusted income before tax margin which is Adjusted income before tax divided by revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s normalized profitability while excluding any unusual, non-recurring items and tax benefits or detriment.

TETRA only adjusted free cash flow is a non-GAAP measure that the Company defines as cash from TETRA’s operations, less capital expenditures net of sales proceeds and cost of equipment sold and including cash distributions to TETRA from CSI Compressco LP. TETRA only adjusted free cash flow from continuing operations is defined as TETRA only adjusted free cash flow less discontinued operations EBITDA and discontinued operations capital expenditures. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group.

TETRA only adjusted free cash flow and TETRA only adjusted free cash flow from continuing operations do not necessarily imply residual cash flow available for discretionary expenditures, as they exclude cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule F: Special Items (Unaudited)

	Three Months Ended
	September 30, 2020
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncontrolling Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(17,867)	$645	$(7,678)	$(10,834)	$(0.09)
Stock warrant fair value adjustment	—	—	—	—	0.00
Transaction and other expenses	78	—	(25)	103	0.00
Impairments and other charges	(97)	—	—	(97)	0.00
Bad Debt	—	—	—	—	0.00
Restructuring charges	(1,061)	—	(190)	(871)	(0.01)
Debt refinancing	—	—	—	—	0.00
Severance	(1,833)	—	(403)	(1,430)	(0.01)
Net income (loss) before discontinued operations	$(20,780)	$645	$(8,296)	$(13,129)	$(0.10)
Loss from discontinued operations				(173)	(0.00)
Net Income (loss) attributable to TETRA stockholders, as reported				$(13,302)	$(0.10)

	Three Months Ended
	June 30, 2020
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncontrolling Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(14,258)	$2,001	$(5,171)	$(11,088)	$(0.09)
Stock warrant fair value adjustment	(11)	—	—	(11)	0.00
Transaction and other expenses	(895)	—	(475)	(420)	0.00
Impairments and other charges	(8,922)	—	(5,977)	(2,945)	(0.02)
Restructuring charges	(486)	—	(179)	(307)	0.00
Severance	(3,003)	—	(726)	(2,277)	(0.02)
Bad debt	(2,800)	—	—	(2,800)	(0.02)
Debt refinancing	(4,754)	—	(3,184)	(1,570)	(0.01)
Net income (loss) before discontinued operations	$(35,129)	$2,001	$(15,712)	$(21,418)	$(0.17)
Loss from discontinued operations				163	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				$(21,255)	$(0.17)

	Three Months Ended
	September 30, 2019
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncontrolling Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges	$(4,143)	$(871)	$(354)	$(2,918)	$(0.02)
Stock warrant fair value adjustment	(78)	(16)	—	(62)	0.00
5% Cash redemption on CCLP Series A Preferred	(341)	(72)	(238)	(31)	0.00
Lee Plant facility vandalism	736	155	—	581	0.00
Transaction expense	(643)	(135)	(152)	(356)	0.00
Severance	(339)	(71)	(70)	(198)	0.00
Bad debt	(1,844)	(387)	(1,057)	(400)	0.00
Impairments and other charges	(848)	(178)	(507)	(163)	0.00
Effect of deferred tax valuation allowance and other related tax adjustments	—	3,154	—	(3,154)	(0.03)
Net income (loss) before discontinued operations	$(7,500)	$1,579	$(2,378)	$(6,701)	$(0.06)
Loss from discontinued operations				(9,130)	(0.07)
Net Income (loss) attributable to TETRA stockholders, as reported				$(15,831)	$(0.13)

Schedule G: Non-GAAP Reconciliation to GAAP Financials (Unaudited)*

	Three Months Ended
	September 30, 2020
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Compensation Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$11,756	$729	$12,485	$(291)	$1,710	$—	$13,904
Water & Flowback Services Division			(7,746)	274	(7,472)	(77)	7,584	—	35
Compression Division			(11,321)	879	(10,442)	13,293	19,948	143	22,942
Eliminations and other			3	—	3	—	(3)	—	—
Subtotal			(7,308)	1,882	(5,426)	12,925	29,239	143	36,881
Corporate and other			(13,472)	1,031	(12,441)	4,706	173	983	(6,579)
TETRA excluding Discontinued Operations	$(21,425)	$645	$(20,780)	$2,913	$(17,867)	$17,631	$29,412	$1,126	$30,302

	Three Months Ended
	June 30, 2020
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Compensation Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$13,202	$3,310	$16,512	$(143)	$1,934	$—	$18,303
Water & Flowback Services Division			(8,418)	1,203	(7,215)	(2)	7,617	—	400
Compression Division			(23,006)	15,736	(7,270)	12,982	20,116	488	26,316
Eliminations and other			2	—	2	—	—	—	2
Subtotal			(18,220)	20,249	2,029	12,837	29,667	488	45,021
Corporate and other			(16,909)	621	(16,288)	4,749	175	1,602	(9,762)
TETRA excluding Discontinued Operations	$(37,130)	$2,001	$(35,129)	$20,870	$(14,259)	$17,586	$29,842	$2,090	$35,259

	Three Months Ended
	September 30, 2019
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Compensation Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$11,318	$(736)	$10,582	$(216)	$3,676	$—	$14,042
Water & Flowback Services Division			2,578	76	2,654	(2)	8,568	—	11,220
Compression Division			(3,464)	3,597	133	12,869	18,459	(211)	31,250
Eliminations and other			(1)	—	(1)	—	(3)	—	(4)
Subtotal			10,431	2,937	13,368	12,651	30,700	(211)	56,508
Corporate and other			(17,931)	379	(17,552)	5,495	167	1,539	(10,351)
TETRA excluding Discontinued Operations	$(9,079)	$1,579	$(7,500)	$3,316	$(4,184)	$18,146	$30,867	$1,328	$46,157

* Excludes the impact from discontinued operations.

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt (Unaudited)

The cash and debt positions of TETRA and CSI Compressco LP as of September 30, 2020, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross-default provisions. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.  Amounts presented are net of deferred financing costs.

	September 30, 2020
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$58.5	$16.7	$75.2

Carrying value of long-term debt:
Asset-Based Credit Agreement	—	—	—
Term Credit Agreement	206.3	—	206.3
Senior Notes outstanding	—	636.9	636.9
Net debt	$147.8	$620.2	$768.0

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow (Unaudited)

	Three Months Ended			Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
	(In Thousands)
Consolidated
Net cash provided (used) by operating activities	$4,440	$38,211	$46,605	$64,827	$83,590
Capital expenditures, net of sales proceeds	16,990	(3,332)	(27,650)	2,693	(87,040)
Consolidated adjusted free cash flow	$21,430	$34,879	$18,955	67,520	(3,450)

CSI Compressco LP
Net cash provided (used) by operating activities	$(4,451)	$4,823	$27,444	13,729	67,461
Capital expenditures, net of sales proceeds	18,550	(1,125)	(20,867)	10,942	(60,453)
CSI Compressco free cash flow	$14,099	$3,698	$6,577	24,671	7,008

TETRA Only
Cash from operating activities	$8,891	$33,388	$19,161	51,098	16,129
Investment in CCLP Compressors	—	—	(2,830)	—	(13,972)
Capital expenditures, net of sales proceeds	(1,560)	(2,207)	(6,783)	(8,249)	(26,587)
Free cash flow	7,331	31,181	9,548	42,849	(24,430)
Distributions from CSI Compressco LP	168	169	169	506	506
TETRA Only Adjusted Free Cash Flow	$7,499	$31,350	$9,717	43,355	(23,924)

Schedule J: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow From Continuing Operations (unaudited)

	Three Months Ended			Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
	(In Thousands)
TETRA Only
Cash from operating activities	$8,891	$33,388	$19,161	$51,098	$16,129
Less: Discontinued operations operating activities (adjusted EBITDA)	(173)	163	(32)	(155)	(803)
Cash from continued operating activities	9, 064	33,225	19,193	51,253	16,932
Less: Continuing operations capital expenditures	(1,560)	(2,207)	(6,783)	(8,249)	(26,587)
Less: Investment in CCLP Compressors	—	—	(2,830)	—	(13,972)
Distributions from CSI Compressco LP	168	169	169	506	506
TETRA Only Adjusted Free Cash Flow From Continuing Operations	$7,672	$31,187	$9,749	$43,510	$(23,121)

Schedule K: Non-GAAP Reconciliation to TETRA Adjusted EBITDA Margins and Adjusted Income (Loss) before tax margins (Unaudited)

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019
	(In Thousands)

Consolidated
Revenue	$152,601	$192,441	$245,947
Income (loss) before tax	(20,780)	(35,129)	(7,500)
Adjusted income (loss) before tax (Schedule G)	(17,867)	(14,259)	(4,184)
Adjusted EBITDA (Schedule G)	30,302	35,259	46,157
Income (Loss) Before Tax Margin	(13.6)%	(18.3)%	(3.0)%
Adjusted Income (Loss) Before Tax Margin	(11.7)%	(7.4)%	(1.7)%
Adjusted EBITDA Margin	19.9%	18.3%	18.8%

Completion Fluids & Products
Revenue	$51,950	$71,346	$59,340
Income (loss) before tax	11,756	13,202	11,318
Adjusted income (loss) before tax (Schedule G)	12,485	16,512	10,582
Adjusted EBITDA (Schedule G)	13,904	18,303	14,042
Income (Loss) Before Tax Margin	22.6%	18.5%	19.1%
Adjusted Income (Loss) Before Tax Margin	24.0%	23.1%	17.8%
Adjusted EBITDA Margin	26.8%	25.7%	23.7%

Water & Flowback Services
Revenue	$21,534	$24,723	$72,841
Income (loss) before tax	(7,746)	(8,418)	2,578
Adjusted income (loss) before tax (Schedule G)	(7,472)	(7,215)	2,654
Adjusted EBITDA (Schedule G)	35	400	11,220
Income (Loss) Before Tax Margin	(36.0)%	(34.0)%	3.5%
Adjusted Income (Loss) Before Tax Margin	(34.7)%	(29.2)%	3.6%
Adjusted EBITDA Margin	0.2%	1.6%	15.4%

Compression
Revenue	$79,117	$96,372	$113,766
Income (loss) before tax	(11,321)	(23,006)	(3,464)
Adjusted income (loss) before tax (Schedule G)	(10,442)	(7,270)	133
Adjusted EBITDA (Schedule G)	22,942	26,316	31,250
Income (Loss) Before Tax Margin	(14.3)%	(23.9)%	(3.0)%
Adjusted Income (Loss) Before Tax Margin	(13.2)%	(7.5)%	0.1%
Adjusted EBITDA Margin	29.0%	27.3%	27.5%